UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 17, 2019
Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive
Beverly Hills, California                                 90210
(Address of principal executive offices)                            (Zip Code)
(310) 867-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 Par Value Per Share	LYV	New York Stock Exchange
(Includes Preferred Stock Purchase Rights)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 17, 2019, Live Nation Entertainment, Inc. (the “Company”) (i) closed its previously announced offering of $950 million in aggregate principal amount of 4.75% senior notes due 2027 (the “Senior Notes”) and (ii) entered into Amendment No. 6 (“Amendment No. 6”) to its Credit Agreement dated as of May 6, 2010, among the Company, the guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and J.P. Morgan Europe Limited, as London Agent (as amended, restated, supplemented or modified prior to Amendment No. 6, the “Credit Agreement” and as amended by Amendment No. 6, the “Amended Credit Agreement”), each as described in more detail below.

After the payment of fees and expenses in connection with the Senior Notes offering and Amended Credit Agreement and the repayment in full of outstanding term loans under the Company’s Credit Agreement, the Company intends to use the remaining proceeds from the Senior Notes offering, together with borrowings of term B loans under the Amended Credit Agreement, to redeem all $250 million of its existing 5.375% Senior Notes due 2022 (the "2022 Notes") and for general corporate purposes, including acquisitions.

Senior Notes Indenture

On October 17, 2019, in connection with the closing of its Senior Notes offering, the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, entered into an indenture (the “Senior Notes Indenture”) relating to the Senior Notes.

Pursuant to the Indenture, the Senior Notes will bear interest at the rate of 4.75% per annum, payable on April 15 and October 15 of each year beginning on April 15, 2020. The Senior Notes will mature on October 15, 2027. Prior to October 15, 2022, the Company may redeem up to 35% of the Senior Notes from the proceeds of certain equity offerings at a redemption price equal to 104.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption. The Company may redeem some or all of the Senior Notes, at any time prior to October 15, 2022, at a price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to the date of redemption, plus a “make whole” premium described in the Senior Notes Indenture. In addition, on or after October 15, 2022, the Company may redeem some or all of the Senior Notes at any time at the redemption prices specified in the Senior Notes Indenture, plus any accrued and unpaid interest to the date of redemption. The Company is required to offer to purchase the Senior Notes at 101% of their aggregate principal amount, plus accrued interest to the repurchase date, if specified change in control events occur.

The Senior Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior indebtedness and senior to its future subordinated indebtedness. The Senior Notes are unconditionally guaranteed by certain of the Company’s domestic subsidiaries. The guarantees are unsecured and rank senior to all of the existing and future subordinated indebtedness of such guarantors and rank equally in right of payment with all existing and future liabilities of such guarantors that are not so subordinated. The Senior Notes and the guarantees are effectively subordinated to the Company’s existing and future secured indebtedness (including the secured indebtedness under the Amended Credit Agreement) to the extent of the value of the assets securing that indebtedness, and will be structurally subordinated to all of the liabilities of any of the Company's subsidiaries that do not guarantee the notes.

If an event of default as defined in the Senior Notes Indenture occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company), the trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes may declare all the outstanding Senior Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all the outstanding Senior Notes will immediately become due and payable without any declaration or other act on the part of the trustee or any holders of the Senior Notes.

The Senior Notes Indenture contains covenants that limit, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur certain additional indebtedness and issue preferred stock;

•	make certain distributions, investments and other restricted payments;

•	sell certain assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;

•	create certain liens;

•	merge, consolidate or sell substantially all of the Company’s assets; or

•	enter into certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications and many of these covenants will not be applicable during any period of time when the Senior Notes have an investment grade rating.

The Senior Notes were sold in private offerings in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Senior Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, the Senior Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Amended Credit Agreement

On October 17, 2019, the Company entered into Amendment No. 6 to its Credit Agreement, which amends the Credit Agreement to provide for (i) a new five-year $500.0 million revolving credit facility, (ii) a new five-year $400.0 million delayed draw term A loan facility and (iii) a new seven-year $950.0 million term B loan facility, with the right, subject to certain conditions, to increase the term B loan and revolving facilities by an amount not to exceed an amount equal to the sum of (x) $985.0 million, (y) the aggregate principal amount of voluntary prepayments of the delayed draw term A loans and the term B loans and permanent reductions of the revolving credit facility commitments, in each case, other than from proceeds of long-term indebtedness and (z) additional amounts so long as the senior secured leverage ratio, on a pro forma basis after giving effect to such increase, is no greater than 3.75:1.00.

The new revolving credit facility provides for borrowings of up to $500.0 million with a $150.0 million sublimit for the issuance of letters of credit, a $50.0 million sublimit for swingline borrowings, a $300.0 million sublimit for borrowings in Euros or Sterling and a $100.0 million sublimit for borrowings in those or one or more other approved non-U.S. currencies. The revolving credit facility will be available to the Company and, if designated in the future, certain foreign subsidiaries of the Company. The delayed draw term A loan facility is available to be drawn for the first two years after the closing date.

Borrowings under the Amended Credit Agreement bear interest through maturity at a variable rate based upon, at the Company’s option, either the Eurodollar rate or the base rate (which is the highest of the (x) administrative agent’s prime rate, (y) one-half of 1.00% in excess of the greater of the federal funds effective rate and the overnight bank funding rate, and (z) 1.00% in excess of the one-month Eurodollar rate), plus in each case, an applicable margin. The applicable margin for Eurodollar rate loans for the revolving loans and the new delayed draw term A loans ranges, based on the applicable net leverage ratio, from 1.50% to 1.75% per annum, and the applicable margin for base rate loans ranges, based on the applicable net leverage ratio, from 0.50% to 0.75% per annum. The applicable margin for Eurodollar rate loans for the term B loans is 1.75% per annum and the applicable margin for base rate loans is 0.75% per annum.

In addition to paying interest on outstanding principal under the credit facility, the Company will be required to pay a commitment fee at a rate of 0.35% to the lenders under the revolving credit facility and new delayed draw term A loan facility in respect of the unutilized commitments under each such facility; provided that such commitment fee in respect of the new delayed draw term A loan facility will not begin to accrue until December 17, 2019. This commitment fee is subject to a step down to 0.25% when the Company’s net leverage ratio is less than or equal to 5.00:1.00. The Company will also be required to pay customary letter of credit fees, as necessary.

During the first five years after the closing date, the Company will be required to make quarterly amortization payments on any borrowings under the delayed draw term A loan facility, at a rate ranging from 0.625% of the original principal amount during the first three years of the facility to 1.25% during the last two years of the facility. During the seven years after the closing date, the Company will be required to make quarterly amortization payments on the term B loan facility at a rate of 0.25% of the original principal amount thereof. The Company is also required to make mandatory prepayments of the loans under the Amended Credit Agreement, subject to specified exceptions, from excess cash flow, and with the proceeds of asset sales, debt issuances and specified other events.

The Company’s obligations under the Amended Credit Agreement will be guaranteed by the majority of the Company’s direct and indirect domestic subsidiaries, subject to certain exceptions, and the obligations of the foreign subsidiary borrowers, if any, will be guaranteed by the Company, the majority of the Company’s direct and indirect domestic subsidiaries and by certain of the Company’s wholly-owned foreign subsidiaries. The obligations under the Amended Credit Agreement and the guarantees are secured by a lien on substantially all of the tangible and intangible personal property of the Company and the domestic subsidiaries that are guarantors, and by a pledge of substantially all of the shares of stock, partnership interests and limited liability company interests of the Company’s direct and indirect domestic subsidiaries and 65% of each class of capital stock of any first-tier foreign subsidiaries and, if there are any foreign borrowers, by certain of the assets of such foreign borrowers and certain foreign subsidiaries, subject to limited exceptions.
The Amended Credit Agreement contains a number of covenants and restrictions that, among other things, require the Company to maintain a maximum ratio of consolidated net debt to consolidated EBITDA (both as defined in the Amended Credit Agreement) that ranges from 5.75:1.00 to 5.25:1.00 with step downs occurring on December 31, 2020 and December 31, 2021, and restrict the Company’s and its subsidiaries’ ability to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, repurchase its stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, modify the nature of its business, enter into sale-leaseback transactions, transfer and sell material assets and merge or consolidate. Non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the Amended Credit Agreement becoming immediately due and payable.

Item 1.02. Termination of a Material Definitive Agreement.

The Company notified the trustee under the indenture and supplemental indentures (the “2022 Notes Indenture”) relating to the Company’s 2022 Notes of the exercise of the Company’s optional redemption right under the 2022 Notes Indenture to redeem the 2022 Notes in full on November 2, 2019, at which time the 2022 Notes Indenture will be fully terminated.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Forward Looking Statements

This 8-K contains forward-looking statements, including statements related to the expected use of proceeds from the Senior Notes offering and the Amended Credit Agreement, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, without limitation, risks related to the fact that the Company’s management will have discretion in the use of the proceeds. The Company refers you to the documents it files with the Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2018, which contains and identifies important factors that could cause actual results to differ materially from those contained in the Company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Chief Accounting Officer
October 17, 2019